                                                                    EXHIBIT 99.1

                                    L&H Korea
                               Preliminary Report

                                         Press Conference, Diegem, April 6, 2001
                            Phillipe Bodson, President & Chief Executive Officer
                           Thomas Denys, Senior Vice President & General Counsel

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                                                                               2


                                  Introduction

Lernout & Hauspie Speech Products N.V. ("LHNV") conducted an investigation, with the assistance of its advisors, of the facts and circumstances surrounding the cancellation in November 2000 of over $100 million of revenue by L&H Korea ("LHK"). LHNV presents this report as a summary of its findings through the date of this report. Because our investigation is on-going, the company may update this report in view of any additional findings. The company's findings are based upon information obtained from LHK documents, interviews of current and former employees and outside third parties.

LHNV's findings indicate that LHK recognized over $100 million in revenue from September 30, 1999 through June 30, 2000 related to 47 license and maintenance agreements. In November 2000 these 47 license and maintenance agreements were cancelled. Prior to the cancellation, LHK's accounting records showed available cash of $97.5 million. In fact, LHK's actual available cash after cancellation was only approximately $2.3 million. LHK misrepresented its actual revenues and available cash position through various schemes that included side agreements with customers, the use of factoring agreements with various banks and transactions termed "transfers" that were designed to give the appearance that customers were making payments on outstanding agreements.

This report addresses the following:

          o  Overview
          o  Timing of events
          o  Impact of cancelled contracts on LHK's cash position
          o  Cancelled contracts
          o  Factoring arrangements
          o  Transfer arrangements

All values in the report presented in US dollars are based upon an assumed conversion rate for the period.

Lernout & Hauspie Speech Products N.V.
April 4, 2001

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                                                                               3

                                    Overview

LHK originally forecasted gross margins of $50 million for the year 2000. The original forecast was subsequently increased by LHK management to $200 million. The company now understands that LHK employees believe that the pressure to meet these unrealistic budget targets led to the recognition of questionable license revenues during 2000. This situation appears to have been compounded by pressure from LHNV to improve collections of account receivable ("A/R") once the sales were recorded.

The company also understands that in response to sales pressure, an "arrangement" was created to give the appearance of valid license agreements being sold to existing businesses. These arrangements were called "strategic" sales by LHK. During sales meetings, the company understands that salesmen were told to agree to terms outside of LHNV's standard agreement, including side agreements not to enforce the collection of A/R. It appears that additional oral and written side agreements were entered into by which LHK agreed to significant changes to the standard LHNV license agreement including deferral of contract payments. LHK recognized the full value of the sale immediately. The size of these contracts was very large in comparison to the customers who were mostly small businesses, often start-ups. It appears that LHK had no real expectation of collecting these large royalties within a reasonable time. These side agreements appear to have allowed LHK to meet their sales goal, but also created a problem of needing to show cash collections to avoid reversal of the sale.

LHK then entered into "factoring arrangements" with four banks, apparently as a solution to their collections and revenue recognition issues. LHK created documents, which were accepted by the banks, to give the appearance that the factoring was "without recourse", which allowed LHK to recognize the full value of the licensing agreements. In fact, there were factoring side agreements which stated, among other things that LHK was liable for payment and required the use of "restricted" time deposits. Upon factoring an agreem ent, LHK's records reflect the bank deposited the factoring proceeds in a "restricted time deposit" that LHK agreed not to withdraw. LHK recorded the time deposit in its accounting records and eliminated the A/R. As a result, LHK's financial statements reflect an increase in sales, collection of AR and a large amount of cash. In fact, there were little or no payments by LHK's customers and the cash from factoring was held by the banks.

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                                                                               4

                              Overview (continued)

In addition, to the factoring arrangements, LHK created another arrangement, for a different group of contracts, referred to as "transfers." The arrangement was designed to address a need to demonstrate collections to LHK's outside auditors. It appears that LHK instructed the original customer to transfer its agreement to a third party arranged by LHK. That third party then apparently obtained a loan and used the proceeds to pay LHK through the original customer. LHK provided collateral for the loan. This arrangement gave the appearance that the original customers were making payments on the agreements. The transfers occurred primarily during September 2000. Upon cancellation, LHK paid penalties to the transferees and customers as compensation for the "inconvenience" of dealing with the auditors.

LHK cancelled the license agreements in November 2000, apparently out of concern that foreign creditors would attempt to enforce the original contracts as well as out of concern for the potential impact on the banks. LHK reversed the sales and the time deposits reverted to the banks. LHK currently has no outstanding obligations to the banks from factoring.

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                                                                               5

                                    Timeline

                          [GRAPHIC DEPICTING TIMELINE]

Sept 99
---------------------------------------------------
Bumil
acquired
---------------------------------------------------


Oct 99


Nov 99


Dec 99
---------------------------------------------------
 8th - Company affiliated to LHK manager enters a
       $19 million Licensing Agreement with LHK
 9th - Affiliated company to LHK manager
       Incorporated
31st - 25M payment from Language Development
       Services (LDS) to LHK
31st - LHK - $47,4 million in license revenue
24th - 31st - 76% of 4th Quarter Revenue
       Recorded
--------------------------------------------------


Jan 00
---------------------------------------------------
$200 Million
Budget Submitted
to LHNV
---------------------------------------------------

---------------------------------------------------
LHNV pays
$25M earnout
related to Bumil
purchase
---------------------------------------------------


Feb 00


Mar 00
---------------------------------------------------
LHK salesmen told it is permissible to
relax terms of standard LHNV license
agreement.
LHK - $46 million in license revenue
30th - 58% of 2nd Quarter Revenue
Recorded
---------------------------------------------------

---------------------------------------------------
March/April $25M
capital infusion from
LHNV
---------------------------------------------------


Apr 00


May 00
---------------------------------------------------
LHK manager and
LHNV CEO announce
that they will each buy
$5 million of LHNV
stock
---------------------------------------------------


Jun 00
---------------------------------------------------
       LHK buys a company affiliated with
       LHK manager for $6.5 million
30th - LHK - $63 million in license revenue
22nd - 30th - 90% of 2nd Quarter Revenue
       Recorded
---------------------------------------------------


Jul 00


Aug 00
---------------------------------------------------
 8th - WSJ article on LHK
25th - LHNV CEO resigned
---------------------------------------------------


Sep 00
---------------------------------------------------
20(th) - LHNV BoD authorized its audit
         committee to start internal
         investigation
26th -   Bryan Cave LLP investigative
         team in Korea
30th -   LHK - $6,8 million in license
         revenue
---------------------------------------------------

---------------------------------------------------
LHK transfers contracts
to 3rd party transferees
---------------------------------------------------


Oct 00


Nov 00
---------------------------------------------------
 9th - LHNV - financial statements not reliable.
16th - LHK reverses $100 million in sales contracts
17th - LHNV CEO visits Korea
22nd - LHNV BoD receives report on audit
       committee investigation and LHK
       President removed
29th - LHNV files for Chapter 11
---------------------------------------------------


Dec 00

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                                                                               6

                         Impact of Cancelled Contracts
                                on Cash Position

Beginning Cash Balance as of November 16, 2000               $97,501,584

Less:
     Restricted Time Deposits Related to:
          -Factoring    $ 53,627,737
          -Transfers      23,213,214                          76,840,951
                        ------------
     Payment of Penalties                                      5,564,649

     Investments                                              11,736,733

     Other Miscellaneous Uses of Cash                          1,068,589
                                                             -----------

Ending Cash Balance as of November 29, 2000                  $ 2,290,662
                                                             ===========

================================================================================
  Upon cancellation, restricted time deposits reverted to banks and customers
================================================================================


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                                                                               7


                            LHK's Cumulative License
                                    Revenue

                                [GRAPHIC CHART]

                              Original Sales          Sales Net of Cancellations

9/30/99                         4,196,390.00                            0.00
12/15/99                       10,265,887.00                               0
12/17/99                       10,670,520.15                               0
12/21/99                       11,126,808.58                               0
12/24/99                       12,312,297.58                               0
12/27/99                       22,312,297.58                   10,000,000.00
12/28/99                       33,031,545.89                   10,000,000.00
12/30/99                       40,920,342.37                   10,000,000.00
12/31/99                       45,920,342.37                   15,000,000.00
01/22/00                       53,941,469.32                   23,021,126.95
02/29/00                       54,947,844.75                   23,021,126.95
03/01/00                       57,459,275.18                   25,532,557.37
03/23/00                       64,646,785.73                   25,532,557.37
03/30/00                       76,794,585.46                   26,815,272.58
03/31/00                       92,575,153.29                   34,712,003.06
05/16/00                       92,864,220.53                   35,001,020.40
05/17/00                       93,326,728.13                   35,463,448.15
05/22/00                       96,031,915.76                   38,168,168.76
05/28/00                       96,060,244.35                   38,196,492.46
05/30/00                       96,098,468.68                   38,234,710.19
06/01/00                       98,401,371.07                   40,537,215.00
06/20/00                       98,690,438.31                   40,826,232.35
06/22/00                      113,786,878.90                   40,826,232.35
06/23/00                      114,056,385.90                   41,095,692.85
06/27/00                      116,967,032.90                   42,604,767.99
06/28/00                      118,629,169.50                   44,266,617.70
06/30/00                      156,225,120.60                   48,882,995.35



$180.000.000                                      -----------------------------
              ------------------------------------o 30 of 38 contracts signed between 6/22/00 and
$160.000.000                                        6/30/00.
              ------------------------------------o 21 subsequently
                                                    cancelled
$140.000.000                                      -----------------------------
              -----------------------------------------------------------------
$120,000.000                            -------------------------------
              --------------------------o 13 of 21 contracts signed
$100.000.000                              between 3/23/00 and
              --------------------------  3/31/00.
$80.000.000                             o 9 subsequently cancelled.
              --------------------------
$60.000.000
                   -------------------------------
$40.000.000        o 9 out of 10 contracts signed
              -----  between 12/15/99 and
$20.000.000          12/31/99.
              -----o 8 subsequently cancelled.

$0                 -------------------------------
              -----------------------------------------------------------------
               9/30/1999       12/31/1999        03/31/2000        06/30/2000

               [_] Original Sales [X] Sales Net of Cancellations

================================================================================
           LHK's Apparent Sales Growth Resulted from Cancelled Sales
================================================================================


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                                                                               8

                   Summary of License Agreements Cancelled 8
                                in November 2000

Customer  Sale          License Sales   Maintenance     Sales Amount  Cancellation        Method
Name      Date           Amount (Won)  Sales Amt (Won)      USD          Date           of Collection
-----------------------------------------------------------------------------------------------------
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/22/00        8.952.800.000                      8.000.000    11/14/00        Factored
        03/30/00        7.557.520.000                      6.800.000    11/14/00        Factored
        03/30/00        1.111.400.000                      1.000.000    11/14/00        Factored
        06/26/00        6.714.600.000                      6.000.000    11/14/00        Factored
        06/30/00        1.449.240.000                      1.300.000    11/14/00        No collection
        06/30/00        2.787.500.000                      2.500.000    11/14/00        No collection
        06/30/00        3.344.400.000                      3.000.000    11/14/00        Factored
        06/30/00        1.116.000.000                      1.000.000    11/14/00        No collection
        06/30/00        1.560.720.000                      1.400.000    11/15/00        Transferred
        06/30/00        1.449.240.000                      1.300.000    11/15/00        Transferred
        06/30/00        1.114.800.000                      1.000.000    11/14/00        Transferred
        06/30/00        1.114.800.000                      1.000.000    11/14/00        No collection
        06/30/00        1.337.760.000                      1.200.000    11/14/00        Transferred
        03/23/00        8.083.290.000                      7.300.000    11/14/00        Factored
        06/30/00        3.344.400.000                      3.000.000    11/15/00        Factored
        03/30/00        1.333.680.000                      1.200.000    11/15/00        Factored
        06/27/00          894.960.000                        800.000    11/14/00        Factored
        03/31/00        4.433.200.000                      4.000.000    11/16/00        Factored
        03/29/00        5.556.000.000                      5.000.000    11/16/00        Factored
        02/29/00          792.260.000                        700.000    11/14/00        Factored
        02/29/00          339.540.000                        300.000    11/14/00        Factored
        03/31/00           44.332.000                         40.000    11/14/00        Factored
        03/31/00        7.979.760.000                      7.200.000    11/14/00        Factored
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        06/27/00          559.350.000                        500.000    11/15/00        No collection
        06/30/00        2.229.600.000                      2.000.000    11/14/00        Transferred
        03/30/00        1.108.300.000                      1.000.000    11/14/00        Transferred
        03/30/00        1.108.300.000                      1.000.000    11/14/00        Other
        09/30/99        4.874.300.000                      4.000.000    11/16/00        Factored
        12/30/99        9.163.200.000                      8.000.000    11/14/00        Transferred
        12/08/99        9.055.200.000                      8.000.000    11/16/00        Factored
        12/21/99          530.000.000                        476.000    11/14/00        No collection
        12/24/99          627.000.000                        563.000    11/16/00        No collection
        12/24/99          750.000.000                        673.000    11/16/00        No collection
        12/17/99          470.000.000                        422.000    11/16/00        No collection
        12/15/99        7.050.000.000                      6.329.000    11/14/00        Factored
                                          8.405.963            8.000    11/16/00        No collection
                                        224.926.000          202.000    11/16/00        No collection
                                         48.799.625           44.000    11/16/00        No collection
                                         83.656.500           75.000    11/16/00        No collection
                                         27.885.500           25.000    11/16/00        No collection
                        4.439.900.000                      4.000.000    11/16/00        Other
-----------------------------------------------------------------------------------------------------
Total                 127.754.952.000   393.673.588      114.357.000
-----------------------------------------------------------------------------------------------------


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                                                                               9

                              Overview of Factoring
                                  Arrangements

Background

Beginning in September 1999, LHK entered into a series of factoring arrangements by which the A/R from licensing agreements were sold to various banks. The company now understands, the banks involved did not have factoring arrangements with other Korean companies prior to LHK. The company also understands LHK had discussions with bank representatives about creating documentation which gave the appearance that the factoring arrangements were "without recourse" when, in fact, the factoring was "with recourse". The bank documentation supporting the factoring arrangements also reflects that the agreements were "without recourse", meaning the credit risk had been shifted to the bank and LHK could reduce their A/R and record the receipt of cash. However, through the use of written side agreements between LHK and the banks, LHK agreed to make the factoring arrangements "with recourse", "not to object" if the time deposit is offset against factored receivables upon default and to fully collateralize the loans with the factoring proceeds.

As a result, approximately $53,627,737 reverted to the banks to pay off the balance of the factored receivables upon cancellation of the license agreements in November 2000. Notations included on LHK's bank books indicate that payments totaling approximately $31.5 million (included in the $53,627,737) were made to a LHK manager upon cancellation of eight license agreements. However, according to discussions with LHK management, the majority of these payments were then actually made to the banks to pay off loans taken out by the LHK manager . It appears that the banks involved requested the loans be restructured to a personal obligation of the LHK manager out of concern over negative press and alleged non-recourse provisions of factoring arrangement. The LHK manager was paid approximately $3.8 million as reimbursement for payments made to a different Korean bank on behalf of LHK.

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                                                                              10

                          Example of a Side Agreement

I (we) promise to adhere following clauses in factoring note receivable without recourse pursuant to factoring agreement dated December 31, 1999 with the Bank, and submit this confirmation letter.

         1 Although the signed factoring agreements have been without recourse, I (we) promise to take recourse responsibility under this confirmation in the event that the transferred note receivable is defaulted.

         2        Upon proceeds from factored note receivable is received, I
                  (we) shall deposit the amount as agreed by the Bank and us, sign a separate pledge agreement and adhere to that agreement.

         3 Pursuant to the above clause, I (we) will not raise any objection when the deposit is used to offset against factored note receivable, when this notes receivable is defaulted.

================================================================================
      Side Agreements Converted Factoring Arrangements to "With Recourse"
================================================================================

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                                                                              11

                    Effect of Factoring and Cancellation on
                             LHK Accounting Records

06/22/00     A/R          $ 9,848,080

             Sales                                       $ 9,848,080
             To record the sale of license agreement

06/30/00     Cash                       $ 8,831,200

             A/R                                         $ 8,831,200
             To record factoring of account receivable

11/16/00     Sales                      $ 9,848,080
             Cash                                        $ 8,831,200
             A/R                                         $ 1,016,880
             To record the cancellation of license agreement

================================================================================
     LHK's Cash Balance Increased on 6/30/00 through Factoring Arrangements
================================================================================

Note: Per the side agreement, LHK agreed to pledge the $8,831,200 as collateral for the factoring arrangement. As a result, LHK could not access the cash. There was no indication of the restriction of cash in LHK's books and records.

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                                                                              12

                              Transfers of License
                                   Agreements

Overview

During the course of LHK's June 30, 2000 audit, the LHNV auditors questioned the collectability of AR and indicated to LHK management that collections between 10% and 20% of the A/R balance would be sufficient to avoid having to record a full reserve of the A/R balance. In response, LHK transferred certain license agreements from the original customer to unrelated third parties ("transferees") at 110% of the original contract amount. It appears that LHK then provided collateral to allow the transferee to obtain a bank loan and the transferee used the loan proceeds to make paym ents approximating 10% - 20% of the original contract to LHK. LHK's accounting records do not reflect any of the transactions related to the transfer of contracts. Upon cancellation, LHK refunded the payments plus a "penalty amount" to the original licensees and transferees. The transferees then paid off the banks and LHK's collateral was released.

The company's investigation has shown that 13 of the 47 original sales contracts were transferred. The graph that follows graphically presents the transactions involved with the transfers.

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                                                                              13

                              Transfers of License
                             Agreements (continued)


                           [GRAPHIC DEPICTING TRIANGLE
                 OF CUSTOMER, LHK, TRANSFEREE and KOREAN BANK]

Example:

1. Contract                                  2. Contract Transferred
   --------                                     --------------------

6/30/00 - w-2,452,560,000                    9/29/00 - w-2,697,816,000

                                    --------
                                    Customer
                                    --------


                        5. Payment
---------                  -------                           ------------
   LHK                                                        Transferee
---------               10/25/00 - LHK receives              ------------
                        w-720,000,000 payment via a Korean
                        bank. Transferee makes payment to
                        a Korean bank who in turn paid LHK.


                                   -----------
                                   Korean Bank
                                   -----------

3. Time Deposit                              4. Transferee Loan
   ------------                                 ---------------

10/24/00 - LHK opens w-2,500,000,000         10/24/00 - A Korean bank loans
time deposit with a Korean bank.             transferee w-2,500,000,000
                                             secured by LHK's time deposit.


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                                                                              14

                         Summary of Cash Transactions -
                      November 16, 2000 - November 29, 2000



                                                                                                                   1.114
Beginning Cash Balance as of November 16, 2000
        Cash                                                                                       $344
        Pass book                                                                               333.092
        Time deposit                                                                         96.319.138
        Long-term financial Installments                                                        849.010
                                                                                            ===========
                                                                                                             $97.501.584

Use of cash and bank deposits

        Cash                                                                                        -32
        Pass book (transfer in)                                                              53.127.669
        Pass book (transfer out)                                                            -53.249.403
        Time deposit    (See the detail below)                                              -79.820.036
                                                                                            ===========
                                                                                                             -79.941.803
                                                                                                             ===========
Remaining Balance at the end of Nov 16,2000                                                                   17.559.782


Transactions between Nov 17, 2000 and Nov 29, 2000
                                          Amount withdrawn     A/R return      Penalty         Total
                                          ----------------     -----------    ---------     -----------
        Reverse of factoring                                    -6.961.400        0          -6.961.400
        Transfer to transferee                                  -7.630.162        0          -7.630.162
        Repayment of L&H Korea loan            -91.231                                          -91.231
        Transfer to overdraft account         -120.172                                         -120.172
                                                                                            -----------
                                                                                                             -14.802.965
                                                                                                             -----------

Cash Balance as of November 16, 2000 less cash effect of sales cancellations between Nov 17 - Nov 29, 2000     2.756.817

Actual Cash Balance as of November 29, 2000                                                                    2.290.662
                                                                                                             -----------
Difference                                                                                                   $   466.156
                                                                                                             ===========

        Detail

Transactions processed on Nov 16,2000
                                          Amount withdrawn     A/R return      Penalty         Total
                                          ----------------     -----------    ---------     -----------
        Reverse of factoring                                   -46.666.337    -2.027.413    -48.693.750
        Transfer to transferee                                 -15.583.052    -3.537.235    -19.120.287
        Investment                           -11.736.733                                    -11.736.733
*       Difference                                                                             -269.265
                                                                                            -----------
                                                                                            -79.820.036
                                                                                            ===========

* It is the difference between amount transferred from the time deposit account and amount withdrawn from the pass book account